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Exhibit 4.4

[Face of Security]

        Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and such Security issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

        This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of DTC or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or its nominee to a successor Depository or its nominee.

GABLES REALTY LIMITED PARTNERSHIP

5.86% Senior Notes Due 2009

Register No. 2	Principal Amount
CUSIP No. _______________	$30,000,000

        GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (herein referred to as the "Partnership", which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of $30,000,000 on September 30, 2009 (the "Stated Maturity Date") or earlier at the option of the Partnership (the "Redemption Date", and together with the Stated Maturity Date with respect to principal repayable on such date, the "Maturity Date") and to pay interest thereon from April 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on October 15 and April 15 in each year (each, an "Interest Payment Date"), commencing October 15, 2003, at the rate of 5.86% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be October 1 or April 1 (whether or not a Business Day, as defined below), as the case may be, next preceding such Interest Payment Date at the office or agency of the Partnership maintained for such purpose; provided, however, that such interest may be paid, at the Partnership's option, by mailing a check to such Holder at its registered address or by wire transfer of funds to an account maintained by such Holder within the United States. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        The principal of this Security payable on the Stated Maturity Date or the principal of, Make-Whole Amount, if any, and, if the Redemption Date is not an Interest Payment Date, interest on this Security payable on the Redemption Date will be paid against presentation of this Security at the office or agency of the Partnership maintained for that purpose in the City of Atlanta, Georgia (which initially shall be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

        Interest payable on this Security on any Interest Payment Date and on the Stated Maturity Date or Redemption Date, as the case may be, will include interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including April 15, 2003, if no interest has been paid on this Security) to but excluding such Interest Payment Date or the Stated Maturity Date or Redemption Date, as the case may be. If any Interest Payment Date or the Stated Maturity Date or Redemption Date falls on a day that is not a Business Day, principal, Make-Whole Amount, if any, and/or interest payable with respect to such Interest Payment Date or Stated Maturity or Redemption Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date or Redemption Date, as the case may be. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

        All payments of principal, Make-Whole Amount, if any, and interest in respect of this Security will be made by the Partnership in immediately available funds.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Partnership has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

        Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized signatories, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed under the facsimile corporate seal of its general partner.

Dated: _____________, 2003	GABLES REALTY LIMITED PARTNERSHIP
	By:	Gables GP, Inc., its general partner
	By:	Marvin R. Banks, Jr. Chief Financial Officer
Attest: ________________________________ Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

        This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee
By:	Name: Title:

[Reverse of Security]

GABLES REALTY LIMITED PARTNERSHIP

        This Security is one of a duly authorized issue of securities of the Partnership (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 23, 1998, as supplemented by Supplemental Indenture No. 1, dated as of March 23, 1998, Supplemental Indenture No. 2, dated as of September 30, 1998, Supplemental Indenture No. 3, dated as of October 8, 1998, Supplemental Indenture No. 4, dated as of February 22, 2001, Supplemental Indenture No. 5, dated as of July 8, 2002 and Supplemental Indenture No. 6, dated as of September 27, 2002 (as so supplemented, herein called the "Indenture") between the Partnership and Wachovia Bank, National Association, successor to First Union National Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the duly authorized series of Securities designated on the face hereof (collectively, the "Securities"), and the aggregate principal amount of the Securities to be issued under such series as limited to $30,000,000 (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities). All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        If an Event of Default with respect to the Securities, as defined in the Indenture, shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Securities are subject to redemption at any time, as a whole or in part, at the election of the Partnership, at a Redemption Price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

        Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture.

        The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Partnership on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Partnership, in each case, upon compliance by the Partnership with certain conditions set forth in the Indenture, which provisions apply to this Security.

        In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities under the Indenture at any time by the Partnership and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of all Securities issued under the Indenture at the time Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities, on behalf of the Holders of all such Securities, to waive compliance by the Partnership with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority of the aggregate principal amount, in certain instances, of the Outstanding Securities of any series to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and other Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of (and Make-Whole Amount, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register of the Partnership upon surrender of this Security for registration of transfer at the office or agency of the Partnership in any place where the principal of (and Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of different authorized denominations but otherwise having the same terms and conditions, as requested by the Holder hereof surrendering the same.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

        Notwithstanding anything contained herein to the contrary, no recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, or for any claim based thereon or otherwise in respect hereof, shall be had for the payment of the principal of or Make-Whole Amount, if any, or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against (i) the Company or any other past, present or future partner in the Partnership, (ii) against any other Person which owns an interest, directly or indirectly, in any partner of the Partnership or (iii) against any past, present or future stockholder, employee, officer or director, as such, of the Company, or of any successor, either directly or through the Partnership or the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State.

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to
__________________________________________________________
(print or type assignee's name, address and zip code)
__________________________________________________________
(insert assignee's social security or tax identification number)
and irrevocably appoint ___________ agent to transfer this Security on the books of the Partnership. The agent may substitute another to act for him.

____________________________________________________________________________________
Date: ___________________________ Your Signature: ______________________________________
Signature Guarantee: ____________________________________________________________________
                                                             (signature must be guaranteed) ____________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

        In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Partnership or any Affiliate of the Partnership, the undersigned confirms that such Securities are being:

        CHECK ONE BOX BELOW:

1	☐	acquired for the undersigned's own account, without transfer; or
2	☐	transferred to the Partnership; or
3	☐	transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or
4	☐
transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, in each case, pursuant to and in compliance with Rule 144A under the Securities Act; or
5	☐
transferred to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that is purchasing for its own account or for the account of another institutional accredited investor; or
6	☐	transferred pursuant to any other available exemption from the registration requirements of the Securities Act.

        Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee or the Partnership may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Partnership may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(signature must be guaranteed)	Signature

        The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (4) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Partnership as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

____________________________

Dated:

(TO BE ATTACHED TO GLOBAL SECURITIES)

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

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[Face of Security]
GABLES REALTY LIMITED PARTNERSHIP
ASSIGNMENT FORM
(TO BE ATTACHED TO GLOBAL SECURITIES)
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY